UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2007
OPTELECOM-NKF, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-8828	52-1010850
(Commission	(IRS Employer
File Number)	Identification No.)
12920 Cloverleaf Center Drive
Germantown, Maryland 20874
(Address of principal executive offices) (ZIP Code)
(301) 444-2200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	—	Corporate Governance and Management
Item 5.02		Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Amendments of Employment Agreement
     On August 9, 2007, the Board of Directors (the “Board”) of Optelecom-NKF, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board , approved an amendment to the Employment Agreement by and between the Company and Steven Tamburo, the Chief Financial Officer of the Company. The amendment extends the term of Mr. Tamburo's Employment Agreement from August 15, 2007 through December 31, 2007.
     This summary of the amendment to the Employment Agreement with Mr. Tamburo is qualified in its entirety by the text of the amendment, a copy of which is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Exhibit 10.1	Amendment to Employment Agreement, dated August 9, 2007, between Optelecom-NKF, Inc. and Steven Tamburo

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTELECOM-NKF, INC.
By:	/s/ Edmund Ludwig
Edmund Ludwig
Chief Executive Officer

Date: August 9, 2007